EXHIBIT  23.1

BOARD OF DIRECTORS
DIATECT INTERNATIONAL CORP
HEBER CITY, UT


                         CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

WE CONSENT TO THE USE OF OUR AUDIT DATED MARCH 22, 2002, ON THE FINANCIAL STATEMENTS OF DIATECT INTERNATIONAL CORPORATION AS OF DECEMBER 31, 2001, FOR THE FILING WITH AND ATTACHMENT TO THE FORM S-8.

OCTOBER 3, 2002

/S/ WILLIAMS & WEBSTER, P.S.
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    WILLIAMS & WEBSTER
    CERTIFIED PUBLIC ACCOUNTANTS
    SPOKANE, WASHINGTON